Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Short Fixed-Income Fund, which is included in Post-Effective Amendment Nos. 61 & 63 to the Registration Statement No. 811-4707 on Form N-1A of Fidelity Advisor Series II.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
October 3, 2002